UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 25, 2021 (February 25, 2021)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition	3
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 7.01 Regulation FD Disclosure	3
Item 8.01 Other Events	4
Item 9.01 Financial Statements and Exhibits	4
EX - 99.1
EX - 99.2
EX - 99.3
SIGNATURE	5

Item 2.02 Results of Operations and Financial Condition
    and
Item 7.01 Regulation FD Disclosure
The following information is furnished pursuant to both Item 2.02 and Item 7.01:
On February 25, 2021, Gibraltar Industries, Inc. (the “Company”) issued a news release and held a conference call regarding results for the three and twelve months ended December 31, 2020. A copy of the news release (the “Release”) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The Company references adjusted financial information in both the Release and the conference call. A reconciliation of these adjusted financial measures is contained in the Release. The information in this Form 8-K under the captions Items 2.02 and 7.01 and Item 9.01, including the Release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Company specifically incorporates it by reference in a document filed under the Securities Act or the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

New Directors

On February 24, 2021, the Company’s Board of Directors appointed Gwen G. Mizell and Manish H. Shah to the Board of Directors of the Company, effective immediately. Ms. Mizell will serve on the Compensation and Human Capital, and Nominating, Governance and Corporate Social Responsibility Committees. Mr. Shah will serve on the Audit and Risk, and Capital Structure and Asset Management Committees.

As members of the Company’s Board of Directors, Ms. Mizell and Mr. Shah are each entitled to an annualized cash retainer equal to $60,000 and an annualized grant of shares of the Company’s common stock having an aggregate value of $95,000.

In addition, as members of the aforementioned committees, Ms. Mizell and Mr. Shah are each entitled to annualized cash retainers of $10,000 for each committee. Pursuant to the terms of the Company’s Management Stock Purchase Plan, Ms. Mizell and Mr. Shah each have the right to defer the receipt of their cash retainers and any such cash deferral will be used to acquire restricted stock units which will be payable to Ms. Mizell and Mr. Shah in cash following the termination of their Board service. In addition, pursuant to the terms of the Company’s Non-Employee Director Stock Plan, Ms. Mizell and Mr. Shah have the right to defer the receipt of the shares of the Company’s common stock which they are entitled to receive.

Departure of Directors

In conjunction with the new director appointments, the Company announced the retirement of Sharon M. Brady and Vinod M. Khilnani from the Board of Directors of the Company. Ms. Brady and Mr. Khilnani will serve the remainder of their current Board terms but will not stand for re-election at Gibraltar's next Annual Meeting, which is expected to be held in May 2021. Ms. Brady's and Mr. Khilnani's planned retirements, which were accepted by the Board, are not the result of any disagreement with the Company. To accommodate the appointments of Ms. Mizell and Mr. Shah, the number of persons constituting the entire Board of Directors of the Company has temporarily been increased to eleven members and will return to nine members upon Ms. Brady's and Mr. Khilnani's retirements.

A copy of the news release related to the appointments and departures is furnished herewith as Exhibit 99.2.

Item 8.01 Other Events

On February 23, 2021, the Company sold the stock of its Industrial business for net proceeds of approximately $38 million, consisting of $25 million in cash and a $13 million seller note, subject to working capital adjustments. The Industrial business was classified as held for sale and reported as discontinued operations in the Company's consolidated financial statements on its Form 10-K for the year ended December 31, 2020. The estimated loss on the sale of this business is $29.6 million.

A copy of the news release related to the sale of our Industrial business is furnished herewith as Exhibit 99.3.

Item 9.01    Financial Statements and Exhibits
    (a)-(c)    Not Applicable
    (d)    Exhibits:

Exhibit No.	Description
99.1	Earnings Release issued by Gibraltar Industries, Inc. on February 25, 2021
99.2	News Release issued by Gibraltar Industries, Inc. on February 23, 2021
99.3	News Release issued by Gibraltar Industries, Inc. on February 25, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	February 25, 2021
		By:	/s/ Jeffrey J. Watorek
Jeffrey J. Watorek
Vice President, Treasurer and Secretary

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